EXHIBIT 10.19
RMB Facility Loan Contract

Contract No: Shanjiankaidai (2008)020

Type of Loan: Short-term Industrial Current Capital Loan

Borrower (Party A): Shaanxi Tianren Organic Food Co. Ltd.

Address:                      A-4/F Tongxinge Xietong Building, No.12, Gaoxin 2nd Rd,

High-tech Zone, Xi’an, China 710075

Legal Representative (Chief Officer): Xue Hongke

Fax:           86-029-88386230                                 Tel: 86-029-88386415

Lender (Party B): Hi-tech Industrial Development Zone,

 Xi’an Branch of China Constuction Bank

Address: No.42 Gaoxin Road,Xi’an                                                                710075

Chief Officer: Zhou Cunxing

Fax:           86-029-88321414                                                                Tel: 86-029-88221824

Whereas Party A applies to Party B for, and Party B agrees to provide Party A with, a loan facility (the “Facility”). Pursuant to relevant laws and regulations and through consultation, Party A and Party B enter into this Contract:

Article 1. Amount of the Facility

The amount of the Facility shall be RMB four million                                                                                                 (in words) (the “Maximum Amount”).

Article 2. Use of Loan

The Loan is only allowed for buying raw materials unless given written consent from Party B.

Article 3. Availability Period

1.  The Availability Period of the Facility shall commence from April 21 2008 and end on  Dec.7 2008(the “Availability Period”). Party A’s obligation to repay its indebtedness in respect to any individual Loan provided within the Availability Period shall not be affected by the expiration of Availability Period even if the maturity date for such individual Loan comes after the Availability Period expires.

2.  Upon the expiration of the Availability Period, the Facility not drawn shall become invalid automatically.

3.  The term of each individual Loan means the period commencing from the date of the drawing of such individual Loan and ending on the maturity date of such Loan as provided for under this Contract.

Article 4. Drawing of the Facility

1.  During the Availability Period and within the Maximum Amount of the Facility, Party A can apply for Loans subject always to the formalities which shall be completed by both parties. The amount, interest rate, term and purpose of each individual Loan shall be determined according to the Notice of Drawing issued by Party B to Party A.

2.  If any security provider has performed its obligations in accordance with any security contract, the Facility shall decrease by the amount of principals which has been repaid by such security provider.

3.  Drawing Schedule

Time: April 21, 2008 Amount: RMB 4,000,000.00

Article 5. Interest Rate, Calculation and Payment of Interests and Fees

1. The annual interest rate applicable to each individual Loan shall be fixed at 7.47%.

2.  Penalty Interest Rate

3.  The annual interest rate shall be adjusted up to 100% if Party A does not perform according to the agreement, and the interest shall be calculated and paid in accordance with relevant regulations of the People’s Bank of China. The annual interest rate shall be adjusted to 50% for the overdue loan.

4.  Interest Settlement

The interest rate shall be calculated and paid according to the fixed interest rate, and the 20th day of each month shall be the date for the settlement of interest.

Article 6. Disbursement of the Loan

1.  Subject to a waiver by Party B, Party B is not obliged to make any disbursement to Party A unless the following conditions precedent have been satisfied:

2.  Party A has obtained and/or completed all approval, registration, delivery and other necessary formalities relating to the Loan in accordance with relevant laws and regulations; and

3.  The security documents acceptable to Party B have become effective and remain in full effect; and

4.  No Event of Default specified in this Contract has occurred; and The Application for Drawing has been verified and approved by Party B.

Article 7. Repayment

1.  Principle of Repayment

Any repayment by Party A under this Contract shall be made in accordance with the principle that the interests shall be paid before the repayment of any principal.

2.  Interest Payment

Party A shall pay to Party B the due interest on the Interest Payment Date. The first interest payment shall be made on the first Interest Payment Date after the Disbursement of the Loan. Upon the maturity date for the Loan, Party A shall pay in full all the unpaid interest together with the principal.

3.  Principal Repayment

Party A shall repay the principal in accordance with the Principal Repayment Schedule set forth:

Repayment Schedule:

Time: December 7, 2008 Amount: RMB 4,000,000.00

4.  Method of Repayment

Party A shall deposit into its account with Party B such funds as sufficient to repay the amount due to Party B before each Repayment Date specified in this Contract, and shall automatically transfer such funds to Party B for repayment; or Party A shall transfer a sufficient amount from its other accounts to make such repayment on the aforementioned Repayment Date. If Party A fails to repay any indebtedness punctually, Party B has the right to directly debit for the corresponding amount any account opened by Party A with any branch or office of China Construction Bank.

5.  Prepayment

1) Party A may prepay the interest with prior notice to Party B.

2) Party A shall submit to Party B a written application [30] banking days in advance of any prepayment. Party A may prepay all or any part of the principal subject to Party B’s consent to such application.

In the case of prepayment of the principal, the interest shall be calculated on the basis of the actual number of days elapsed and at the interest rate set forth in Article 4 of this Contract.

In the case of prepayment of the principal, Party B is entitled to demand of Party A a compensation fee calculated in accordance with the following formula:

Compensation Fee = Prepayment Amount × 1‰ × Number of Days of Prepayment

Where any individual Loan shall be repaid in installments and Party A prepays part of the principal, such prepayment shall be effected in a reverse order of the Repayment Schedule. The interest on the outstanding indebtedness after such prepayment shall still be calculated at the interest rate as specified in this Contract.

Article 8. Rights and Obligations of Party A

1.  Party A has the right to require Party B to keep in confidence relevant financial information and trade secrets relating to production and operation of Party A unless otherwise provided by laws and regulations.

2.  Party A shall provide relevant financial information and information relating to production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information.

3.  Party A undertakes that all settlements and deposits relating to the Loan shall be conducted through its accounts opened with Party B or Party B’s relevant branch.

4.  Party A shall assist in and accept Party B’s inspection and supervision of its production, operation, financial activities and utilization of the Loan.

5.  Party A shall utilize the Loan for the purpose as provided for hereunder.

6.  Party A shall punctually repay the principal and interest in accordance with this Contract.

7.  Party A or its investors shall not transfer any funds or assets in order to evade the indebtedness owed to Party B.

8.  Party A shall give Party B a prior written notice for Party B’s consent if Party A intends to provide security for any third party during the term of this Contract and such security may affect Party A’s ability to make repayment under this Contract.

9.  Party A shall promptly arrange for new security(ies) satisfactory to Party B where the Guarantor in respect of this Contract ceases or suspends production; its corporate registration is canceled, business license revoked; it is bankrupt or dissolved; it is operating at a loss; or any other negative change has occurred, and such aforementioned incidents result in loss or partial loss of the Guarantor’s ability to secure the Loan, or where the mortgaged or pledged property(ies) for securing the Loan depreciate(s) or is (are) damaged or destroyed.

10.  Party A shall promptly inform Party B of any relevant changes during the term of this Contract, including without limitation its business name, legal representative (or chief officer), registered office, business purpose or registered capital.

11.  Where Party A intends to carry out activity(ies) during the term of this Contract which may have an impact on the realization of Party B’s rights hereunder, Party A shall give Party B a [ 30 ] banking days prior written notice for its consent to such intended activity(ies) and shall further take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy

12.  Party A shall promptly inform Party B in writing, take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security(ies) in accordance with Party B’s instructions if there has occurred to Party A incident(s) during the term of this Contract that may have substantially negative effects on Party B’s performance of its obligations hereunder. The aforementioned incidents shall include without limitation the following: Party A ceases or suspends production; its corporate registration is canceled, or business license revoked; its legal representative or high-ranking officers are involved in illegal activities; it is involved in litigation with a major impact; great difficulties arise in respect of its production or operation; or its financial standing deteriorates.

13.  Party A shall bear all fees and expenses in connection with this Contract and the security(ies) for this Contract including without limitation fees and expenses in respect to legal services, insurance, evaluation, registration, storage, authentication and notarization.

Article 9. Rights and Obligations of Party B

1．Party B is entitled to have access to information about the production, operation, and financial activities of Party A, and to require Party A to provide financial information and documents in respect to its production and operation.

2．If the credit rating of Party A declines, Party B is entitled to adjust or even cancel the Facility which is otherwise available.

3．Party B is entitled to debit any account opened by Party A with any branch or office of China Construction Bank for any amount due to Party B under this Contract.

4．Party B shall disburse the Loan to Party A in accordance with this Contract, except for any delay caused by Party A.

5．Party B shall keep in confidence financial information and trade secrets in relation to production and operation of Party A unless otherwise required by laws or regulations.

Article 10. Liabilities for Default

1.  Event of Default

Events of Default by Party A

(I) Party A fails to provide true, complete and valid financial information or information relating to its production and operation or other relevant documents as required by Party B.

(II) Party A fails to utilize the Loan for the purpose agreed by the Parties.

(III) Party A fails to repay punctually the principal and/or interest.

(IV) Party A refuses Party B’s demand for supervision and/or inspection over the utilization of the Loan or hinders Party B from doing so.

(V) Party A transfers or misappropriates funds or assets in order to evade the indebtedness.

(VI) Party A’s operational and financial conditions deteriorate and as a result it is unable to repay its indebtedness upon maturity; or it is involved or likely to be immediately involved in litigation or arbitration with a major impact or other legal disputes, and any of the aforementioned incidents in Party B’s judgment may or has affect(ed) or impair(ed) Party B’s rights and interests hereunder.

(VII) Any other indebtedness owed by Party A has affected or may affect its performance of the obligations to Party B hereunder.

(VIII) Party A fails to repay any other indebtedness due to China Construction Bank upon maturity.

(IX) Party A carries out activity(ies) during the term of this Contract which may change its operational or managerial modes or equity structure and which in Party B’s sole judgment may affect or has affected the rights and interests of Party B hereunder. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, or setting up a joint venture.

(X) Other events that Party B believes will affect the realization of its rights under this Contract.

(XI) Party A fails to perform or comply with any of its other obligations hereunder.

Any of the following events in relation to the Guarantor for this Contract shall be deemed as an event of default by Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) During the term of this Contract, there occurs to the Guarantor such incident(s) as may affect its ability to act as a joint and several liability guarantor. Such incidents shall include without limitation contracting, leasing, consolidation, merger, setting up a joint venture, division, forming an economic association with another enterprise, transformation to a stock company, bankruptcy and dissolution.

(II) The Guarantor provides beyond its capacity any security for any third party.

(III) The Guarantor loses or may lose its capability to act as a guarantor.

(IV) Other event of default by the Guarantor as provided for in the guarantee contract.

Any of the following events in relation to the Mortgagor for this Contract shall be deemed as an event of default of Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) The Mortgager fails to effect or maintain insurance for the mortgaged property, or fails to dispose of insurance proceeds in accordance with the mortgage contract upon occurrence of any insured event.

(II) The Mortgager fails to dispose of proceeds of compensation in accordance with the mortgage contract where the mortgaged property is damaged or destroyed or its value decreases as a result of the act of any third party.

(III) The Mortgager transfers, leases, re-mortgages or disposes of by any other means the mortgaged property without Party B’s written consent.

(IV) The Mortgager fails to handle the proceeds of the disposal of the mortgaged property in accordance with the mortgage contract although such disposal is effected with Party B’s consent.

(V) The Mortgager fails to restore the value of the mortgaged property promptly, or fails to provide other security acceptable to Party B, where the mortgaged property is damaged, destroyed or decreases in value, which may affect the repayment of the indebtedness hereunder.

(VI) Other events of default by the Mortgager provided for in the mortgage contract.

Any of the following events in relation to the Pledger for this Contract shall be deemed as an event of default by Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) The Pledger fails to effect or maintain insurance for the pledged property, or fails to dispose of insurance proceeds in accordance with the pledge contract upon occurrence of any insured event.

(II) The Pledger fails to dispose of the proceeds of compensation in accordance with the pledge contract, where the pledged property is damaged or destroyed or its value decreases as a result of the act of any third party.

(III) The Pledger fails to handle the proceeds of disposal of the pledged property in accordance with the pledge contract although such disposal is effected with the consent of Party B.

(IV) The Pledger fails to restore the value of the pledged property promptly, or fails to provide other security acceptable to Party B, where the pledged property is damaged, destroyed or decreases in value, which may have an impact on the repayment of the indebtedness hereunder.

(V) Other events of default by the Pledger provided for in the pledge contract.

Any of the following shall constitute an Event of Default by Party A unless Party A provides new security as required by Party B: the security documents or other securities do not take effect, or are void or rescinded, or the security provider totally or partially loses its capacity to secure the indebtedness or refuses to perform its obligations.

2.  Remedies

If any Event of Default in item (1) to (5) above occurs, Party B is entitled to enforce its rights hereunder by taking one or more of the following measures:

(1) Party B is entitled to adjust, cancel or suspend the Facility or to adjust the Availability Period.

(2) Party B is entitled to cease Disbursement of the Loan, to accelerate forthwith the Loan, and to require Party A to repay forthwith all principal, interest and fees.

(3) Party B is entitled to liquidated damages of [ 10 ]‰ of the outstanding principal.

(4) Where Party A fails to repay the Loan upon maturity, Party A shall pay interest and compound interest on the principal, and interest which is not punctually repaid (including all or part of the principal and interest which are accelerated by Party B) at the overdue interest rate stipulated by the People’s Bank of China and in accordance with the interest payment provisions set out in this Contract.

(5) In the event that Party A fails to utilize the Loan for the purpose set forth in this Contract, Party A shall pay default interest on the misappropriated part of the Loan in accordance with relevant regulations of the People’s Bank of China.

(6) Party B is entitled to debit any account in any currency opened by Party A with any branch or office of China Construction Bank for any amount payable by Party A under this Contract.

(7) Party B is entitled to enforce its security rights.

(8) Party B is entitled to require Party A to provide new security(ies) satisfactory to Party B.

(9) Party B is entitled to terminate this Contract.

Article 11. Amendment to this Contract

Upon taking effect of this Contract, any Party intending to amend this Contract shall notify the other Party promptly and a written agreement shall be executed if the Parties so agree, unless otherwise provided in this Contract or in any other agreement.

Article 12. Miscellaneous

1 ______________________________

2 ______________________________

3 ______________________________

4 ______________________________

Article 13. Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with _____ of the following:

1.  Instituting legal proceedings with the People’s Court in the location of Party B.

2.  Submitting the disputes to the [          ] for arbitration (the venue for such arbitration shall be __________), which shall be conducted in accordance with the arbitration rules in effect as of the date of submission. The arbitration award shall be final and binding on both Parties.

3.  The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

Article 14. Effectiveness

This Contract shall take effect upon the execution by the legal representative (chief officer) or authorized representative of Party A and by the chief officer or authorized representative of Party B with the company seals of both Parties affixed.

Article 15. This Contract Shall be Made in [5] Counterparts

All documents created within the Availability Period and within the Maximum Amount of the Facility which underlie the debtor-creditor relationship between the Parties (including but not limited to Application for Drawing, Notice of Drawing or other certificates and documents) are integral parts of this Contract.

Article 16. Representations

1.  Party A is fully informed and aware of the business purposes and powers of Party B.

2.  Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and the corresponding legal consequences thereof.

3.  Party A has the right and power to execute this Contract.

Party A: Shaanxi Tianren Organic Food Co. Ltd.

Legal Representative (or Chief Officer) or Authorized Representative

(Signature): /s/: Xue Hongke

Date: 04/21/2008

Party B: Hi-tech Industrial Development Zone, Xi’an branch of China Constuction Bank

Chief Officer or Authorized Representative (Signature): /s/: Zhou Cunxing
Date: 04/21/2008